Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Sean P. Nolan, President and Chief Executive Officer, and Thomas J. Dee, Senior Vice President, Chief Financial Officer, of AveXis, Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

1.                                      The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 (the “Quarterly Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.                                      The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2016	/s/ Sean P. Nolan
Sean P. Nolan
President and Chief Executive Officer

Date: November 10, 2016	/s/ Thomas J. Dee
Thomas J. Dee
Senior Vice President, Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of AveXis, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.